Registration No. 333-106299


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2/a
                             REGISTRATION STATEMENT
                                  (Amendment 2)
                                      UNDER
                            THE SECURITIES ACT OF 1933

                              ----------------------
                        ADVANCED SPORTS TECHNOLOGIES, INC.
                   (Name of Small Business Issuer in its Charter)

            FLORIDA                    3949                   65-1139235
        ----------------         ------------------       ------------------
(State of Other Jurisdiction of (Primary Standard Industrial (IRS Employer Incorporation or Organization) Classification Code Number) Identification No.)

                                 9700 Via Emilie
                               Boca Raton, FL 33428
                                  (561) 477-1567
          (Address and telephone number of principal executive offices and principal place of business)

                            Curtis Olschansky, President
                                  9700 Via Emilie
                                Boca Raton, FL 33428
                                   (561) 477-1567
           (Name, address and telephone number of agent for service)

                              ----------------------
               Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                              ----------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.
(X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


                   CALCULATION OF REGISTRATION FEE



                                            PROPOSED      PROPOSED
TITLE OF EACH CLASS                         MAXIMUM       MAXIMUM
OF                         AMOUNT TO        OFFERING      AGGREGATE      AMOUNT OF
SHARES TO BE                  BE            PRICE PER     OFFERING       REGISTRATION
REGISTERED                REGISTERED        SHARE <F1>      PRICE            FEE
-------------------       ----------        ---------     ---------      ------------

Common Stock,
$.0001 par value to be
sold by selling            1,548,750        $0.25        $387,187.50      $31.36
shareholders

Common Stock,
$.0001 par value to be
sold                       2,000,000        $0.25        $500,000         $40.50
by the company


TOTAL                      3,548,750                     $887,187.50      $71.86

----------------------------------------------------------------------------------

<F1>

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

              -------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                PROPECTUS
                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2003

                     3,548,750 Shares of Common Stock

                     ADVANCED SPORTS TECHNOLOGIES, INC.
                          (A Florida Corporation)


     This is our initial public offering. We are registering a total of 3,548,750 shares of our common stock. All of the shares being registered by us will be sold at a price per share of $0.25. The selling shareholders who are affiliates will sell their shares at a price per share of $0.25 for the duration of the offering and our other selling shareholders will sell their shares at a price per share of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. Of the shares being registered:


     1) 1,548,750 are being registered for sale by selling shareholders and
     2) 2,000,000 are being registered for sale by us


    We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 2,000,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This Our offering will terminate on the earlier of the sale of all of the shares or 60 days after the date of the prospectus. and the selling shareholders offering will terminate on the earlier of the sale of all of the shares or 360 days after the date of the prospectus.


     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

                   _________________________________

   INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER
       THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


            The date of this Prospectus is November 14, 2003

                            TABLE OF CONTENTS


                                                              Page
                                                              ----

Prospectus Summary                                              3
The Offering                                                    4
Summary Financial Information                                   6
Risk Factors                                                    7
Forward Looking Statements                                     14
Use of Proceeds                                                15
Determination of Offering Price                                17
Dividend Policy                                                17
Dilution                                                       18
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                      19
Business                                                       23
Management                                                     30
Principal Shareholders                                         32
Selling Shareholders                                           33
Description of Securities                                      35
Certain Relationships and Related Transactions                 37
Indemnification                                                38
Plan of Distribution                                           39
Legal Matters                                                  41
Experts                                                        41
Where You Can Find More Information                            42
Index to Financial Statements

                           PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     We are a development stage company and were incorporated in Florida on August 9, 2001. Our executive offices are located at 9700 Via Emilie, Boca Raton, FL 33428. Our telephone number is
(561) 477-1567. As of July 31, 2003 we had operating capital of only $7,009 and a stockholders' deficiency of $33,144. Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues. The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation
C of the Securities Act of 1933 and, thus, does not intend to seek a merger with any other entity in the foreseeable future.



     We are led by, Curtis Olschansky, our President and Chief
Executive Officer. Mr. Olschansky has been involved and consulted in the developing and/or direct marketing of fitness equipment for 15 years. Mr. Olschansky has assisted in the production of infomercials for fitness products as well as the prototyping of the actual products themselves. Our long- term objective is to build a direct marketing company that develops and markets premium quality, premium priced, branded fitness or exercise equipment.
We intend to market our products directly to consumers through a variety of direct marketing channels, including spot television commercials, infomercials, print media, direct response mailings and the Internet. We intend to either develop internally, license or acquire the rights to products to market in these manners. We have already licensed the rights to a portable gym which is covered under U.S.which we intend to be our first direct marketed product. The Better Buns patent is owned by Exerciting, LLC, the entity with which we have entered into our licensing agreement. We are searching for other products to license or acquire for introduction.



     We have achieved no revenues to date and our loss from inception to July 31, 2003 totaled $101,270. Our officer has agreed to waive all salaries until we have raised a minimum of $250,000 in gross proceeds or generated $500,000 in sales. Additionally, Our principal executive and administrative offices are located in space that is owned by our President and Chief Executive Officer. We are not presently incurring any rent expenses associated with this space. We anticipate relocating from this space to a leased space, which would also be in Boca Raton, Florida within 90 days of our completion of raising financing in a minimum amount of at least $250,000.

                              The Offering


Securities Offered                                3,548,750 shares of
                                                  common stock, 2,000,000
                                                  of which we are offering
                                                  and 1,548,750 of which
                                                  are being offered by the
                                                  selling shareholders.
                                                  All shares offered will
                                                  be offered at a price of
                                                  $0.25 per share and the
                                                  offering by the company
                                                  will terminate on the
                                                  earlier of the sale of
                                                  all of the shares or
                                                  sixty days after the date
                                                  of the prospectus.



Common Stock Outstanding, before offering         5,548,750
Common Stock Outstanding, after offering          7,548,750





Use of Proceeds                                   We will not receive any
                                                  proceeds from the sale of
                                                  common stock by our
                                                  selling shareholders.  If
                                                  we sell all 2,000,000
                                                  shares we are offering,
                                                  we will receive gross
                                                  proceeds of $500,000.
                                                  Any and all funds raised
                                                  from our sale of common
                                                  stock will be used for
                                                  marketing, inventory
                                                  production and working
                                                  capital purposes,
                                                  including funding efforts
                                                  to identify and test
                                                  products for
                                                  introduction by direct
                                                  marketing.


Dividend Policy                                   We do not intend to pay
                                                  dividends on our common
                                                  stock.  We plan to retain
                                                  any earnings for use in
                                                  the operation of our
                                                  business and to fund
                                                  future growth.

Risk Factors

     The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 14.

                     Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial
Statements and the notes therewith.


                                      For the             For the
                                    period from           Year Ended
                                     August 9,            July 31,
                                       2001               2003
                                    (inception)           -----------
                                      to July
                                      31, 2002
                                    -----------


Statement of Operations Data:
Total Revenue                        $        0           $         0
                                     ==========           ===========


Total Operating Expenses             $   34,438           $    66,832
                                     ==========           ===========


Net Loss                             $  (34,438)          $   (66,832)
                                     ==========           ===========






                                                        As of
                                                        July
                                                       31, 2003
                                                       --------
                                                      (unaudited)

Balance Sheet Data
Cash and cash equivalents                               $7,009
Total current assets                                    $7,009
Total assets                                           $18,009
Total liabilities                                      $51,153
Total stockholders' deficiency                        $(33,144)
Total liabilities and stockholders' deficency          $18,009

                           RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.




     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business:
------------------------------


Unless we raise at least $100,000 we will not be able to execute our business plan in a meaningful way.
---------------------------------------------------------------------------


     The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of July 31, 2003 we had a total of $7,009 in capital to use in executing our business plan. We are able to operate going forward solely because our executive officer has agreed to defer receipt of compensation until we have raised a minimum of $500,000 in gross proceeds or achieved $500,000 in sales. We anticipate that unless we are able to raise net proceeds of at least $100,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. However, even if all shares offered through this prospectus are sold, and we raise net proceeds of $500,000 there can be no assurance that we will be successful in executing our plan or achieving profitability.



Even if we successfully sell all shares offered through this registration statement, we may need additional financing in the future and if we are unable to raise such financing we may be forced to file bankruptcy.
----------------------------------------------------------------------

Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

We have not commenced full operations and we may not be able to achieve or maintain profitability.
---------------------------------------------------------------

     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.


     If we are unsuccessful in raising at least $250,000 we expect to continue to incur operating losses in fiscal 2004, which ends July 31, 2004. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.


     We anticipate that in the future we will make significant investments in our operations, particularly to support research and development and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce new products and expand into new markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

We have a history of operating losses and limited funds.
--------------------------------------------------------


     We have a history of operating losses. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. As of July 31, 2003 we had $7,009 in cash available for use in executing our business play, which is insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. The timing of the need and the amount needed will depend on when or if we are able to either find additional products to
license or acquire or develop such products internally.     We
anticipate that unless we are able to raise net proceeds of at least $100,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. There is no minimum amount we are required to raise in order to close this offering and there can be no assurance that any financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubts about our ability to continue as a going concern.
-----------------------------------------------------------------

     We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, we have not achieved any revenues. These factors have led our independent auditor to express substantial doubt about our ability to continue as a going concern. Accordingly, our independent auditor's report states that it has been prepared assuming that we will continue
as a going concern.   Management's plans regarding our ability to
continue as a going concern are disclosed in Note 6 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Despite our lack of experience, we do not plan to hire any
additional employees during at least our first six months of operations, however we will need to hire additional qualified personnel in the future and, we may not be able to successfully attract such personnel or manage these employees or achieve our objectives.
---------------------------------------------------------------------------



     We do not plan to hire any additional employees during at least our first six months of operations. Our overall plan anticipates primarily using independent contractors and joint venture or outsourcing arrangements rather than hiring employees.
We believe that by doing so we will be able to partner with individuals with greater expertise while simultaneously making lower expenditures. We believe our future success will depend in large part upon our ability to identify, attract and create such relationships with individuals skilled in the areas of product development, sales and marketing and operations personnel.
Competition for such personnel in the fitness industry is relatively intense, and we compete for such personnel against numerous companies, all of which are larger, more established companies with significantly greater financial resources. There can be no assurance we will be successful in identifying, attracting, creating and maintaining relationships with such personnel. Additionally, even if we are successful in attracting such employees, our Chief Executive Officer is not experienced in managing employees and may prove ineffective in such capacity.

Our sole officer/director is not required to continue as a
shareholder and may not maintain an equity interest in the
company.
-------------------------------------------------------------

     There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company.

We have arbitrarily determined the offering price.  Accordingly the price you pay may not accurately reflect the value of our common stock.
---------------------------------------------------------------------------

     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.




We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
--------------------------------------------------------------------


     We are highly dependent on the services of Curtis
Olschansky, our Chairman of the Board and President. Mr. Olschansky maintains responsibility for our overall corporate strategy. Mr. Olschansky has been involved with and consulted in the developing and/or direct marketing of fitness equipment for over 15 years. Mr. Olschansky has assisted in the production of infomercials for fitness products as well as the prototyping of the actual products themselves. The loss of the services of Mr. Olschansky would have a material adverse effect upon our business and prospects. Specifically, it would be difficult for us to locate and hire another executive with as much business experience in the fitness industry as Mr. Olschansky. Without an executive with experience in the fitness industry we would be forced to learn much about the industry and create new relationships in order to accomplish much of what Mr. Olschansky can accomplish due to his preexisting knowledge and through his existing relationships. Trying to acquire such knowledge and create such relationships would likely take significant time and resources and would necessitate raising substantial more funds than needed otherwise, which we may be unable to do.


Our President has the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.
------------------------------------------------------------------------

     As of the date of this prospectus, our President owns approximately 63% of our outstanding Common Stock. Consequently, Mr. Olschansky is in a position to control matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally.

Our management will have broad discretion to use any proceeds from sales of the common stock and their uses may not yield a favorable return.
-------------------------------------------------------------

     While we intend to use the net proceeds from any common stock we are able to sell principally for working capital needs and general corporate purposes, including product and market development and searching for products to license, our management will have broad discretion to spend the proceeds from this offering in ways with which stockholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the price of our common stock to decline.

Future sales of our common stock may have a depressive effect upon its price.
--------------------------------------------------------------


     All 5,548,750 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

Risks related to this offering:
-------------------------------

Our shares are "Penny Stocks" which are subject to certain
restrictions that could adversely affect the liquidity of an investment in us.
------------------------------------------------------------


     We are not listed on any stock exchange at this time.   We hope to
become a bulletin board traded company.  Such shares are referred to as "penny stocks" within the definition of that term contained in
Rules 15g-1 through 15g-9 promulgated under the Securities Exchange
Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do
not have a very high trading volume.   Consequently, the price of the
stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.


     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

There has never been a market for our common stock and one may never develop.
----------------------------------------------------------------------------

     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained.

There is no assurance of future dividends being paid.
----------------------------------------------------

     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                        FORWARD LOOKING STATEMENTS
                        --------------------------

     This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of
Proceeds," "Management's Discussion and Analysis of Financial
Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "will," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.



Risks associated with forward-looking statements.
-------------------------------------------------

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus includes or relate to:

	(1) 	Our ability to obtain a meaningful degree of consumer
                acceptance for our products now and in the future,
	(2) 	Our ability to market our products on a global basis at
                competitive prices now and in the future,
	(3) 	Our ability to maintain brand-name recognition for our
                products now and in the future,
	(4) 	Our ability to maintain an effective distributors network,
        (5)     Our success in forecasting demand for our products now
                and in the future,
	(6) 	Our ability to maintain pricing and thereby maintain
                adequate profit margins,
	(7) 	Our ability to achieve adequate intellectual property
                protection and
	(8) 	Our ability to obtain and retain sufficient capital for
                future operations.

                            USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.

     Our proceeds from this offering will vary depending on how many shares of our common stock we are able to sell. If we sell all shares of common stock being registered in this offering, we will receive proceeds of $500,000. A majority of any proceeds received will be used for marketing of the product referred to herein as the Better Buns and production of inventory. Any funds not used for such marketing and production purposes will be used for working capital and general corporate purposes. Working capital expenses include expenses for product development, travel, communications, office supplies, rent and utilities, and other ongoing selling, general and administrative expenses and we consider general corporate purposes to be expenses such as those legal and accounting expenses typically incurred in connection with being a publicly traded company.

     We expect to incur expenses of approximately $14,000 in connection with the registration of the shares.

     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.


Total shares offered                   2,000,000      2,000,000     2,000,000     2,000,000
Percent of total shares offered              25%            50%           75%          100%
Shares sold                              500,000      1,000,000     1,500,000     2,000,000

Gross proceeds from offering             125,000        250,000       375,000       500,000
Less: offering expenses                   14,000         14,000        14,000        14,000
                                     -------------   ------------  ------------  ------------
Net proceeds from offering               111,000        236,000       361,000       486,000

Use of net proceeds
  Accounting & legal fees                 10,000         12,500        15,000        20,000
  Travel                                   5,000         10,000        15,000        15,000
  Marketing                               40,000         60,000        90,000       120,000
  Purchase of Inventory                   40,000         80,000       120,000       160,000
  Compensation to Mr. Olschansky             -           28,000        50,000        75,000
  Operating expenses & working capital    16,000         45,500        71,000        96,000



     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and our plan of product development and introduction of products into the market may be delayed. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success.

If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.


     It should be noted that we have an outstanding amount due of $50,000 to the Law Office of James G. Dodrill II, PA for legal services rendered. The Law Office of James G. Dodrill II, PA serves as our corporate and securities counsel and is wholly owned by the husband of our founder and second largest shareholder, Meredith S. Dodrill. Mr.
Dodrill has agreed to not seek repayment of this amount until we begin generating revenues from sales of our product.


     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the fitness equipment or accessories industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                    DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                           DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                              DILUTION


     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at July 31, 2003 was a deficiency of $0.01 or a de minimus amount per share of common stock. Dilution per share represents the difference between the offering price of $0.25 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.



     After giving effect to the completion of the offering and after deducting offering expenses estimated to be $14,000, our pro forma net tangible book value will be $441,856 or $0.06 per share. This represents an immediate increase in pro forma net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $0.19 per share, or approximately 77% of the offering price, to investors purchasing shares of common stock in the offering.



     Public offering Price per share                            $ 0.25
     Net Tangible Book Value per share before offering          $(0.01)
     Increase Per Share attributable to sale of these shares    $ 0.07
     Pro-Forma Net Tangible Book Value after offering           $(0.06)
     Dilution per share to Public Investors                     $ 0.19



     The following table summarizes as of July 31, 2003, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place on July 31, 2003.




                         Shares Purchased       Total Consideration Paid      Average Price
                        Number      Percent     Amount           Percent        per Share
                      ----------   ----------  ---------        ---------     -------------
Existing Shareholders  5,548,750     73.5%     $ 12,125            2.4%          $0.0022
New Investors          2,000,000     26.5%     $500,000           97.6%          $0.25
                      ----------   ----------  ---------        ---------     -------------
Total                  7,548,750    100.0%     $512,125          100.0%          $0.0678




     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:

Shares outstanding prior to offering     5,548,750



Total shares offered                     2,000,000       2,000,000       2,000,000     2,000,000
Shares sold                                500,000       1,000,000       1,500,000     2,000,000
Public offering price                        $0.25           $0.25           $0.25         $0.25

Per share increase attributable to
new investors                              $  0.02         $  0.04         $  0.05        $ 0.07
NTBV per share prior to offering           $ (0.01)        $ (0.01)        $ (0.01)       $(0.01)
                                        ------------    -------------   ------------   ------------
Post offering pro forma NTBV per share     $  0.01         $  0.03         $  0.04        $ 0.06

Dilution to new investors                  $  0.24         $  0.22         $  0.21        $ 0.19
Percent of dilution of the offering price  96%             89%             83%            77%



                      MANAGEMENT'S PLAN OF OPERATIONS

Results and Plan of Operations
------------------------------


     For the period from inception through July 31, 2003 no revenue was generated. Management has successfully licensed the intellectual property rights to the portable gym which is protected under U.S. patents #5,558,609 and U.S.#5,695,437 and may be marketed under the trademark name Better Buns r U.S. #2,279,957 which we intend to be our first direct marketed product. We intend to market our products directly to consumers through a variety of direct marketing channels, including spot television commercials, infomercials, print media, direct response mailings and the Internet. We intend to either develop internally, license or acquire the rights to products to market in these manners. There can be no assurance that we will find any other products, nor can there be assurance that revenue will be generated, meet or exceed expectations in the future.


     Our President has been involved with and consulted in the developing and/or direct marketing of fitness equipment for over 15 years. Mr. Olschansky has assisted in the production of infomercials for fitness products as well as the prototyping of the actual products themselves. Our President intends to attempt to leverage relationships he has and identify products that may be available for licensing or acquisition.
Once identified, we will attempt to negotiate a contract in order to gain the rights to produce and/or market such products. We also intend to eventually either hire designers or contract for designers to produce products specifically for us.


     We incurred expenses from inception to July 31, 2003 of
$101,270, which also equaled our loss during that period.  This amount was financed primarily through $12,126 of receipts from equity subscriptions and $10,000 worth of restricted shares of our common stock that were issued for services rendered.  Our
loss per share through this date was de minimus.   Our sole
current officer has agreed to contribute the value of his services until we raise a minimum of $250,000 or achieve revenues of $500,000. Our principal executive and administrative offices are located in space that is owned by this officer. We are not presently incurring any rent expenses associated with this space. We anticipate relocating from this space to a leased space, which would also be in Boca Raton, Florida within 90 days of our completion of raising financing in a minimum amount of at least
$250,000.


     The majority of our research and development has been and will continue to be completed by having personal trainers and physical therapist test and work with the "Better Buns" in the field to help us design and perfect various workouts to be performed by the end user. We also intend to interview such trainers and therapists regarding what fitness products currently on the market are inadequate and work with such individuals to design potential new products.

     Management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, due to our low cash requirement and the cooperation of our management in deferring salaries, even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, assuming that we do not commence our anticipated operations, we will be able to satisfy our cash requirements for at least the next 12 months.


     Management bases this belief on the low cash flow requirement we are currently experiencing as a result of our rent free office arrangement, the oral agreement of officer to contribute the value of his services as described above and the oral agreement from our legal counsel to not seek payment for services performed relating to this offering or any prior services until we have begun generating revenues. Please note, however, that the agreements by our officer and legal counsel are not contractually binding and such individuals could unilaterally demand payment at any time. We will not, however, be able to commence marketing or production of any products, including the product referred herein as the Better Buns, unless and until we have raised additional funding. Fully executing our business plan will significantly change our cash needs and monthly burn rate and we will not be able to begin such execution until we have raised substantial additional resources.


     We do not anticipate that there will be any significant changes in the number of employees or expenditures from what is discussed in this prospectus. There can be no assurance, however, that conditions will not change forcing us to make changes to any of our plan of operations or business strategies.


     Implementation of our business plan requires achieving specific milestones. One of the most significant milestones that needed to be achieved was acquisition of a patented, differentiable product. By acquiring the rights to Better Buns we have achieved such milestone already and have done so without the requirement of expending cash.



     The next milestone we need to achieve is the production of a long format infomercial to be aired on television. We hope to produce such infomercial by December 31, 2003 and anticipate that such production will cost approximately $70,000. Our President has worked on the production of several infomercials and has relationships with infomercial production companies.



     Simultaneous with the infomercial being produced we need to order Better Buns units in order to have inventory to sell. We intend to order such units at least two weeks prior to the completion of the infomercial. We anticipate placing an initial order for approximately $15,000 worth of units. In order to keep our costs as low as possible we intend to outsource the production of the units.



     Once the infomercial is produced we will need to purchase media time in order to achieve sales. We anticipate initial media buys of approximately $10,000, which would occur beginning the month following completion of the infomercial. The goal of the infomercial will be for it to generate sufficient revenue to finance acquisition of additional Better Buns units and to self perpetuate media buys.



     We also intend to create a website that would be advertised in the infomercial and which would allow potential customers to learn more about the product and order the product if they did not order using the 800 number in the infomercial. We anticipate an initial expenditure of $5,000 for production of the website and would hope to complete the website by December 31, 2003.



      The above description of milestones and expenditures assumes we are able to raise funding of $100,000. In the event we raise a greater or lesser amount adjustments in our expenditures would be made. If we are able to raise a greater amount we would also use funds to design and produce an instructional manual for inclusion with the units sold. If we are unable to raise greater funding we intend to initially create a simple word processing document describing the exercises that can be done.



Liquidity and Capital Resources
-------------------------------


     We are currently insolvent, our current liabilities exceed our current assets and may continue to do so in the future. As of July 31, 2003 we had $7,009 in cash available to execute our business plan. As we anticipate needing a minimum of $100,000 in order to execute our business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to produce both our infomercial and inventory. We anticipate that receipt of such financing may require granting a security interest in the infomercial or units we would produce, but are willing to grant such interest to secure the necessary funding.


     Through July 31, 2003 we have spent a total of $101,270 in general operating expenses and expenses associated with searching for products or brands to acquire or license. We raised the cash amounts used in these activities from a Regulation D offering in which we raised $12,126.


     To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

     Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.


     In the early stages of our business plan, we will need cash for marketing and production of products and for production and airing of an infomercial. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $100,000 on such endeavors.
We hope to raise these funds through this offering. If we are unable to raise the funds through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.


     Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 5 of our financial statements.


Uncertainties
-------------

     There is intense competition in the fitness equipment industry with other companies that are much larger and both national and international in scope and which have greater financial resources than we have. At present, we require additional capital to make our full entrance into the fitness equipment industry.

Forward Looking Statements


     Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future, our ability to market our products on a global basis at competitive prices now and in the future, our ability to maintain brand-name recognition for our products now and in the future, our ability to achieve adequate intellectual property protection, our ability to obtain and retain sufficient capital for future operations, competitive pricing pressures at both the wholesale and retail levels, changes in market demand, changing interest rates, adverse weather conditions that reduce sales at distributors, the risk of assembly and manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

                                BUSINESS

GENERAL AND COMPANY HISTORY

     Advanced Sports Technologies, Inc. was incorporated in the state of Florida on August 9, 2001 as a C corporation.


     We are attempting to become a direct marketing company that develops and markets premium quality, premium priced, branded fitness or exercise equipment. We intend to market our products directly to consumers through a variety of direct marketing
channels, including spot television commercials, infomercials, print media, direct response mailings and the Internet. We intend to either develop internally, license or acquire the rights to products to market in these manners.  We have already licensed the rights to a portable gym which is protected under U.S.
patents #5,558,609 and U.S.#5,695,437 and may be marketed under the trademark
name Better Buns r U.S. #2,279,957   which we intend to be our first
direct marketed product. We are searching for other products to license or acquire for introduction. As of the date of this prospectus we have not generated any revenues.


INDUSTRY OVERVIEW


     We intend to market our home fitness equipment principally in the United States, which we believe is a large and growing market. The Sporting Goods Manufacturer's Association ("SGMA") has released a study in which they found that U.S. consumers spent an estimated $6.1 billion on home fitness equipment in 2002, which represented a compound annual growth rate of 10.2% since 1990. Additionally, research from the National Sporting Goods Association ("NSGA") indicates that Americans are exercising more and exercising with more fitness equipment. Surveys conducted by the NSGA indicate that the number of Americans using strength equipment and cardiovascular equipment increased 5.4% and 3.5% annually, respectively, from 1990 to 2000. The SGMA study further supports the growth of interest in exercising with fitness equipment by reporting that that health club memberships in the U.S. increased from 20.7 million in 1990 to 33.7 million members in 2001 .


     We intend to target the following commercial customers, among others:

- -  Health clubs and gyms             	-  Corporate fitness centers
- -  Rehabilitation clinics            	-  Colleges and universities
- -  The military                       -  Governmental agencies
- -  Hospitals                          -  YMCA's and YWCA's
- -  Hotels and motels                 	-  Professional sports teams


     In recent years, direct marketing driven sales have outpaced retail sales. According to the 2002 Economic Impact: U.S. Direct & Interactive Marketing Today published by the Direct Marketing Association ("DMA"), direct marketing-driven sales to consumers are estimated to have exceeded $1 trillion in 2002, having grown at an annual rate of 8.8% over the past five years. The DMA estimates that direct marketing-driven sales wil grow at a compound annual growth rate of 8.0% over the next five years, compared to an estimated growth rate of 5.5% for overall U.S. retail sales for the same period. Based on these figures, we believe that infomercials represent the most powerful sales medium for our future products because the infomercial allows the product to be demonstrated in the privacy of a person's home. The customer does not travel to the retail store to see the product in action and instead can immediately pick up the phone and order the product with a 30-day money back guarantee. It is our belief that infomercials are especially powerful for a product like the Better Buns, which must be demonstrated to induce a consumer to purchase.

     The success of an infomercial, dictates the television time and life expectancy of the infomercial. We intend to handle Infomercial sales through an outsourced, independent agency and are aware of numerous that could be contracted for such service. These services typically drop ship the product directly to the purchaser through a service such as UPS, with the cost of shipping being paid by the customer. Most fitness products start with an infomercial to drive customer awareness of the product. Typically, before distribution of the product to retail stores, the infomercial should run for a minimum of six months or until sales dip below the break-even point. Advertising awareness and building the eventual retail demand becomes another benefit of an infomercial. It is management's belief that an effective infomercial will lead retail outlets to seek purchase of the product. Accordingly, management believes that once the infomercial has created product awareness in consumers, a relatively small number of salespeople could achieve significant sales directly to retailers or to wholesalers who in turn would sell to retail establishments.



PRODUCT DEVELOPMENT


     We will not limit our research efforts by trying to only introduce products that duplicate designs that are traditional or conventional. We intend to create an organization that values and explores new ideas and looks for product ideas in unconventional settings. We intend to refine these ideas and work with outside firms to create prototypes, masters and the necessary tooling. As of the date of this prospectus we have not entered into any definitive discussions, negotiations, contracts or other arrangements with any third party.


     We intend to develop direct marketing products either from internally generated ideas or, as with our Better Buns technology, by acquiring or licensing patented technology from outside inventors. During the evaluation phase of product development, we evaluate the suitability of the product for direct marketing, whether the product can be developed and manufactured in acceptable quantities and at an acceptable cost, and whether it can be sold at a price that satisfies our profitability goals. More specifically, we look for high-quality consumer products that:

    -    Have patented or patentable features;

    -    Will have a retail price between $19.95 to $1,995.00;


    - Can be marketed as a line of products with materially different features that facilitate upselling (the attempts by the sales agent ot induce a customer to purchase additional related products); and


    - Have the potential for mass consumer appeal, particularly among members of the "baby-boom" generation, who are accustomed to watching television and now have significant disposable income.

     Once we determine that a product may satisfy our criteria, we will further assess its direct marketing potential by continuing to research the product and its probable market and by conducting product and focus group studies. In focus group studies, we go to gyms and have people try the product and give us their feedback on the design, the name, the price, and if they like how the product works or what
they would like us to do to improve the product.   If the results are
positive and we do not own the product, we will then attempt to acquire the product outright or obtain rights to the product through a licensing arrangement. If we develop the product internally, or if we acquire or license the rights to the product, we will then proceed to develop and test a direct marketing campaign for the product. In most cases, our direct marketing campaigns will emphasize the use of spot commercials and television infomercials.


     The Better Buns product is a portable lightweight gym that weighs less than a couple pounds. It is an ideal travel gym. It uses elastomer resistance tubing of the highest quality that is used in health clubs, rehabilitation and consumer use. The resistance tubing is available in different tensions. The Better Buns has a handgrip and an adjustable strap to allow different size people to duplicate over 30 exercises. It has a special heel cup to put your foot in to perform lower body exercises and to stabilize yourself while performing upper body exercises.


     We entered into a perpetual licensing agreement for all rights associated with the Better Buns in January 2003. This means that unless we default on the agreement we will hold such rights forever.
Among the rights acquired is the exclusive right to use all marketing material developed by Exerciting, LLC for the Better Buns product. We believe that by acquiring the right to these marketing materials we will be able to commence marketing efforts of the Better Buns with relatively little funding. The terms of the license agreement provides that we are the exclusive licensees for the Better Buns product and all related trademarks and patents in connection with the sale of the Better Buns product in the United States and Canada. As consideration for entering into the license agreement, we transferred to the principals of Exerciting, LLC a total of 100,000 shares of our common stock. Additionally, Exerciting, LLC will receive a royalty on all Bunsilators we are able to sell equal to 8% of our gross revenues of all Bunsilator's sold. Our license agreement furthermore essentially provides that we must achieve minimum sales of $2,500,000 on an annual basis or pay a minimum quarterly royalty payment of $50,000 regardless of sales achieved, beginning with the quarter ending January 31, 2004, which equates to quarterly sales of $625,000.
The License Agreement specifically permits the Company to develop, manufacture and market products under other marks as well. The
Company may sell products it manufactures under other marks, in any country and has no obligation to pay any royalty on such sales under the license agreement.



     Our Principal Executive Officer has maintained a relationship with Exerciting, LLC since its inception. The principals of Exerciting, LLC are our principal executive officer's brothers.


PATENTS AND TRADEMARKS

     Where appropriate, we will seek patent or trademark protection for the products or brands we develop or introduce. However, there can be no assurance that patents or trademarks will issue from any of our future applications. As of the date of this prospectus, we have not filed for any trademarks or patents and do not own any trademarks or patents.


     The Better Buns is protected under U.S. patents #5,558,609 and U.S.#5,695,437 and may be marketed under the trademark name
Better Buns r U.S. #2,279,957

SUPPLIERS


     We intend to outsource the manufacturing of all of our products through contract manufacturing facilities in order to keep our manufacturing costs low. We anticipate that at least some of our future products will be manufactured in Asia. Our principal executive officer has a pre-existing relationship with CAPS, Inc., and has produced product through such manufacturer in the past. CAPS, Inc. is one of the largest manufacturers of fitness equipment, which is located in Taiwan. Many companies in the fitness industry use contract manufacturing facilities in Asia and there are several potential manufacturers that we will be able to approach regarding manufacturing our future products. Although we have not commenced formal negotiations with CAPS, Inc. for the production of Better Buns, our President has had preliminary discussions regarding our anticipated needs.



MARKETING


     We intend to directly market our fitness equipment principally through 60-second or "spot" television commercials, television infomercials, the Internet, response mailings and print media. In the past, our management has had success with what we refer to as a "two-step" marketing approach through website sales. In general, this approach focuses first on spot commercials, which we air to generate consumer interest in our products and requests for product information. The second step focuses on converting inquiries into sales, which we intend to accomplish through a combination of direct response mailings (mailing out printed materials or sales brochures to a targeted audience with the hope that such recipients will purchase our product) and outbound telemarketing (telephone calls to a targeted audience with the hope that the contacted individuals will listen to a salesperson describe the product and purchase our product).. We intend to supplement our two-step approach with infomercials, which generally are designed to provide potential customers with sufficient product information to stimulate an immediate purchase.


     SPOT COMMERCIALS AND INFOMERCIALS. Use of spot television commercials is a key element of our intended marketing strategy for all of our directly marketed products. For direct marketed products that may require further explanation and demonstration, television infomercials are an important additional marketing tool. Our principal executive officer has been involved in the development of a variety of spot commercials and infomercials for fitness equipment. We expect to use spot commercials and, where appropriate, infomercials to market any products that we determine are appropriate for direct marketing.


     When we begin marketing a new product, we will test and refine our marketing concepts and selling practices while advertising the product in spot television commercials. We anticipate that production costs for these commercials can range from $25,000 to $50,000. Based on our future market research and viewer response to our future spot commercials, we will determine whether we believe it is beneficial to produce additional spot commercials for the product and, if appropriate for the product, an infomercial. Production costs for infomercials can range from $100,000 to $200,000, depending on the scope of the project. Generally, we hope to film several infomercial and commercial concepts at the same time in order to maximize production efficiencies. From this footage we can then develop several varieties of spot commercials and infomercials and introduce and refine them over time. We plan to develop our own scripts for spot commercials and hire outside writers to assist with infomercial scripts. We also plan to contract with outside production companies to produce spot commercials and infomercials.


     Once produced, we will test spot commercials and infomercials on a variety of cable television networks that have a history of generating favorable responses for fitness equipment infomercials. Our initial objective is to determine their marketing appeal and what, if any, creative or product modifications may be appropriate. If these initial tests are successful, we will air the spot commercials and infomercials on an accelerating schedule on additional cable networks.

     MEDIA BUYING. An important component of achieving direct marketing success is the ability to purchase quality media time at an affordable price. The cost of airing spot commercials and infomercials varies significantly, depending on the network, time slot and, for spot commercials, programming. Each spot commercial typically costs between $50 and $5,000 to air, and each infomercial typically costs between $1,200 and $15,000 to air.
We intend to track the success of each of our spot commercials and infomercials by determining how many viewers respond to each airing of a spot commercial or infomercial. We will accumulate this information in a database that we can use to evaluate the cost-effectiveness of available media time. In addition, we believe that the database will enable us to predict with reasonable accuracy how many product sales and inquiries will result from each spot commercial and infomercial that we air. We also believe that we can effectively track changing viewer patterns and adjust our advertising accordingly.

     We do not intend to purchase media time under long-term contracts. Instead, we will book most of our spot commercial time on a quarterly basis and most of our infomercial time on a monthly or quarterly basis, as networks make time available. Networks typically allow advertisers to cancel booked time with two weeks' advance notice, which will enable us to adjust our advertising schedule if our statistical tracking indicates that a particular network or time slot is no longer cost effective. Generally, we believe we will be able to increase or decrease the frequency of our spot commercial and infomercial airings at almost any time.


     INTERNET. We do not presently have an Internet site. Additionally, as of the date of this prospectus no work has commenced on the development of an Internet site.
However, we believe that internet-based inquiries are more likely to be converted into sales than inquiries generated by other media forms, such as television or print media. Consequently, we intend to develop an e-commerce capable web site for each product we introduce because we believe that consumers who will visit the sites are more inclined to purchase our products than are the consumers we target through other media. We intend to commence development of the site after producing inventory and marketing materials as well as packaging and instructional manuals for delivery to customers. We hope to complete our internet site by December 31, 2003.

     PRINT MEDIA. We may advertise our directly marketed products in various print media when we believe that such advertising will effectively supplement our direct marketing campaigns. As an example, we may advertise our home fitness equipment in health and fitness-related consumer magazines and, to a limited extent, in entertainment, leisure and specialty magazines. We believe that television advertising and the Internet generate more immediate consumer responses at a lower cost per inquiry than print media and therefore do not plan to incur print media advertising expenditures until we have achieved substantial sales.

COMPETITION

     The fitness equipment market in which we plan to do business is highly competitive, and is served by a number of well-established and well-financed companies with recognized brand names, as well as new companies with popular products. We believe that at this time virtually all of our competitors have significantly greater financial and marketing resources than we have. This will give them and their products an advantage in the marketplace. Typically when companies introduce new and/or improved products such introductions are often accompanied by major advertising and promotional campaigns.

     We believe that the principal competitive factors affecting our business are price, quality, brand name recognition, product innovation and customer service.

     We will be competing directly with a large number of companies that manufacture, market and distribute home fitness equipment, and with the many health clubs that offer exercise and recreational facilities. We also compete indirectly with outdoor fitness, sporting goods and other recreational products. Our principal direct competitors include Nautilus Group, Inc. (through its Nautilus and Bowflex brands), ICON Health & Fitness, Inc. (through its Health Rider, NordicTrack, Image, Proform, Weider and Weslo brands), Schwinn Fitness, Precor and Total Gym.

     The home fitness product industry is generally characterized by rapid and widespread imitation of popular technologies, designs and product concepts. If we are able to produce a successful product, we expect that one or more competitors may introduce products similar to such product. The buying decisions of many purchasers of fitness equipment are often the result of highly subjective preferences that can be influenced by many factors, including, among others, advertising media, promotions and product endorsements. We may face competition from manufacturers introducing other new or innovative fitness equipment or successfully promoting fitness equipment that achieves market acceptance. The failure to compete successfully in the future could result in a material deterioration of any customer loyalty we establish and could have a material adverse effect of our business, operating results or financial condition.

LEGAL PROCEEDINGS

     We are not party to any legal proceedings as of the date of this prospectus.

EMPLOYEES

     As of the date of this prospectus we have 1 employee, our sole officer.

DESCRIPTION OF PROPERTY

     Our principal office facility is presently located in space owned by our sole officer. We are not presently incurring any rent expenses associated with this space.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.

     We have had no disagreements with our accountants on accounting and financial disclosure.

                                 MANAGEMENT

Directors and Executive Officers

     Our sole director and executive officer is:

                                                                      Director
Name                  Age    Position                                  Since
----                  ---    --------                                 --------
Curtis Olschansky     41     President, principal executive officer,    2002
                             Interim principal financial officer,
                             general counsel and Director


     Curtis Olschansky served as the Vice President of Exerfun Inc. from its inception in December 1994 through Spring 2002. He is also a licensed real estate broker and has worked since January 1996 as a sole proprietor commercial real estate broker. Simultaneously, Mr. Olschansky devotes approximately twenty-five percent of his business efforts to furthering our business plan, primarily by searching for and testing products for potential acquisition or license by the company and by meeting with prospective investors. Mr. Olschansky has indicated that if we secure financing in excess of $250,000 he would devote the majority of his business efforts to our operations.



     Additionally, Mr. Olschansky has been involved in direct marketing of fitness equipment for 15 years. Mr. Olschansky has assisted in developing the products and/or marketing strategies for several direct marketed fitness equipment products, including the Ab-Isolator, the Ab-Revolutionizer, the -Isolator and a home gym technology, which was licensed to several companies including Stairmaster, etc. Mr. Olschansky assisted in the production of the Ab Revolutionizer and Isolator infomercials for these products as well as the prototyping of the actual products themselves.


Directors' Remuneration

     Our directors are presently not compensated for serving on the board of directors.


Executive Compensation

Employment Agreements

We have not entered into any employment agreements.


Summary Compensation Table


     The following table sets forth the total compensation paid to or accrued for the year ended July 31, 2002 to our then interim President, who was our sole executive officer at the end of our last fiscal year and for the year ended July 31, 2003 to our President.

Annual Compensation



                                                         Other        Restricted    Securities                    All
    Name and                                            Annual          Stock       Underlying     LTIP          Other
Principal Position      Year     Salary     Bonus     Compensation     Awards        Options      Payouts    Compensation
------------------      ----     ------     -----     ------------    ----------    ----------    -------    ------------
James Dodrill,          2002      $0          0             0             0             0            0             0
interim President
<F1>

Curtis Olschansky,      2002      $0          0             0             0             0            0             0
President

                        2003      $0          0             0             0             0            0             0

<F1>
(1) Mr. Dodrill, our founder, served as our President on an unpaid, interim basis from inception through September 30, 2002 at which point Mr. Olschansky began serving as our President.


Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

                        PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:




					Number of	Percent		Number of
                                        Shares Owned    Owned           Shares Owned   Percent
Name and Address of                     Before          Before          After          After
Beneficial Owner                        Offering        Offering        Offering       Offering <F1>
-------------------                     ------------   ----------       -----------    ---------
Curtis Olschansky,                      3,500,000<F2>   63.08%           3,000,000       39.74%
9700 Via Emilie
Boca Raton, FL  33428

Meredith Dodrill<F3>                    1,500,000       27.03%           1,000,000       13.25%
5800 Hamilton Way
Boca Raton, FL  33496

All Directors and Officers as
A Group (1 person)                      3,500,000       63.08%           3,000,000       39.74%


_____________

<F1>
(1) Assumes the sale of all shares offered hereunder by the Company and the selling shareholders.

(2) Mr. Olschansky acquired these shares in a private transaction from Meredith Dodrill on January 3, 2003 for no consideration.

(3) Meredith Dodrill is the wife of James Dodrill, our legal counsel.

                           SELLING SHAREHOLDERS


The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of October 30, 2003. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.



                                Ownership of                             Ownership of
                                Common Stock          Number of          Common Stock
                                Prior to Offering     Shares offered     After Offering
Selling Shareholder           Shares        Percent   Hereby           Shares      Percent<F1>
----------------------------------------------------------------------------------------------
Curtis Olschansky<F2>       3,500,000       63.08%    500,000         3,000,000     39.74%
Scott Berger                    5,000          *        5,000                 0       *
Dean Borg                       5,000          *        5,000                 0       *
Phil Dee                       12,500          *       12,500                 0       *
Sandra Dee                     12,500          *       12,500                 0       *
Carol Dodrill<F3>              75,000        1.35%     75,000                 0       *
Meredith Dodrill<F4>        1,500,000       27.03%    500,000         1,000,000     13.25%
Seth Ellis                      5,000          *        5,000                 0       *
Tristina Elmes                  5,000          *        5,000                 0       *
Michael Feldman                 5,000          *        5,000                 0       *
Paula Goldberg                  5,000          *        5,000                 0       *
Ira Goldberg                    5,000          *        5,000                 0       *
Andrew Graham                   6,250          *        6,250                 0       *
David Graham                   25,000          *       25,000                 0       *
Todd Graham                     6,250          *        6,250                 0       *
William Gross                   5,000          *        5,000                 0       *
Norm Hope                      25,000          *       25,000                 0       *
Brian Lipshy                    5,000          *        5,000                 0       *
Robert Listokin                 5,000          *        5,000                 0       *
Joseph Maguire                  5,000          *        5,000                 0       *
Brad Olschansky<F5>            50,000          *       50,000                 0       *
Scott Olschansky<F5>           50,000          *       50,000                 0       *
Adam Palmer                    10,000          *       10,000                 0       *
Edward Renzulli                 5,000          *        5,000                 0       *
Beverly Roberts                25,000          *       25,000                 0       *
Lou Rosati                      5,000          *        5,000                 0       *
Terese Rosati                   6,250          *        6,250                 0       *
Adam Runsdorf                  25,000          *       25,000                 0       *
Chris Sawchuk                  12,500          *       12,500                 0       *
Diane Sawchuk                  15,000          *       15,000                 0       *
Kim Sawchuk                    12,500          *       12,500                 0       *
Ron Sawchuk                    25,000          *       25,000                 0       *
Paul Schattner                  5,000          *        5,000                 0       *
Brad Shraiberg                  5,000          *        5,000                 0       *
Jeffrey Siegal                  5,000          *        5,000                 0       *
Jay Soffin                      5,000          *        5,000                 0       *
Greg Stein                     30,000          *       30,000                 0       *
Gina Stelluti                  15,000          *       15,000                 0       *
Haley Stelluti                 15,000          *       15,000                 0       *
Allen Tate                      5,000          *        5,000                 0       *
Lisa Wendell                    5,000          *        5,000                 0       *

Total                       5,548,750               1,548,750



* Indicates less than 1%
1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of
this offering.  Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of
other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of
common stock that each shareholder will own upon completion of this offering.
2)	Mr. Olschansky is our President, principal executive officer, interim principal accounting officer and sole Director.

3) Ms. Dodrill is the mother of James Dodrill, our legal counsel and former President.
4) Mrs. Dodrill is the wife of James Dodrill, our legal counsel and former President.
5) Messers. Olschansky are both brothers of Mr. Curtis Olschansky, our President, principal executive officer and sole director.

                      DESCRIPTION OF SECURITIES

General

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,548,750 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, will hire a professional transfer agent service to serve as our transfer agent.

Common Stock

     We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 5,548,750 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.


     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our common stock holders have any preemptive rights.


Preferred Stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of August 25, 2003, there were 41 shareholders of record of our common stock and a total of 5,548,750 shares outstanding. Of the 5,548,750 shares of common stock outstanding, 5,000,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.



     There are currently no outstanding options or warrants to purchase or any securities that are convertible into our common stock.



     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.
There are 1,000,000 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to Rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2003 we entered into a licensing agreement with Exerciting, LLC to acguire the exclusive rights associated with a product known as Better Buns. The terms of the licensing agreement provide that we will pay Exerciting a royalty of eight percent (8%) of gross revenues derived from our sales of the product and that we must achieve certain minimum sales figures on an annual basis or pay minimum royalty payments of fifty thousand dollars ($50,000) per quarter regardless of sales achieved. Curtis Olschansky, our Chief Executive Officer is the brother of Brad Olschansky and Scott Olschansky, who are the owners of Exerciting, LLC, which is the owner of the Better Buns product.


     Our founder and second largest shareholder, Meredith Dodrill, asked her husband James Dodrill to serve as our interim president when the company was founded. Mr. Dodrill served as such without receiving any compensation for his services. Mr. Dodrill now serves as our corporate legal counsel.

                    DISCLOSURE OF SEC POSITION
           ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                          PLAN OF DISTRIBUTION


     We will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Curtis Olschansky, our Principal Executive Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.25. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Advanced Sports Technologies, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 60 days after the date of the prospectus.


     While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.


     The selling shareholders who are affiliate will sell their shares at a price per share of $0.25 for the duration of the offering and our other selling shareholders will sell their shares at a price per share of $0.25 per share until our shares are quoted on the Over The
Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.
Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell.
These sales by Selling Shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the earlier of al of the shares or 360 days after the date of the prospectus. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:


*       Ordinary brokers' transactions;
*       Transactions involving cross or block trades or otherwise
* Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
* "at the market" to or through market makers or into any market for the common stock which may develop;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*       in privately negotiated transactions; or
*       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.


     In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.


     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                              LEGAL MATTERS


     The Law Office of James G. Dodrill II, PA, of Delray Beach,
Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.


                              EXPERTS


      The financial statements as of July 31, 2003 and for the period from August 9, 2001 (inception) to July 31, 2002 and for the year ending July 31, 2003 included in this prospectus have been so included in reliance on the report of Salberg & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.
This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Advanced Sports Technologies, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Advanced Sports Technologies, Inc., 9700 Via Emilie, Boca Raton, Florida 33496 Attention:
Curtis Olschansky, President.


     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                      ADVANCED SPORTS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                                 JULY 31, 2003

                      ADVANCED SPORTS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


                                                    PAGE(S)

INDEPENDENT AUDITORS' REPORT                          1


BALANCE SHEET                                         2


STATEMENTS OF OPERATIONS                              3


STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY      4


STATEMENTS OF CASH FLOWS                              5


NOTES TO FINANCIAL STATEMENTS                         6 - 10

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Advanced Sports Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Advanced Sports Technologies, Inc. (a development stage company) as of July 31, 2003 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended, for the period from August 9, 2001 (inception) to July 31, 2002 and for the period from August 9, 2001 (inception) to July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Advanced Sports Technologies, Inc. (a development stage company) as of July 31, 2003 and the results of its operations and cash flows for the year then ended, for the period from August 9, 2001 (inception) to July 31, 2002 and for the period from August 9, 2001 (inception) to July 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has a net loss of $66,832 and net cash used in operations of $4,678 in 2003 and a working capital deficiency of $44,144, deficit accumulated during development stage of $101,270 and a stockholders' deficiency of $33,144 at July 31, 2003. These factors and the Company's status as a development stage Company with no revenues raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Salberg & Company
----------------------

SALBERG & COMPANY, P.A.
Boca Raton, FL
October 20, 2003

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                                 Balance Sheet
                                 July 31, 2003
                                 -------------


                        Assets
                        ------





  Current Assets
   Cash                                           $   7,009
                                                  -----------
    Total current assets                          $   7,009
                                                  ===========

  Other Assets
   Deferred offering costs                           11,000
                                                  -----------
     Total Other Assets                              11,000
                                                  -----------

  Total Assets                                    $  18,009
                                                  ===========

              Liabilities and Stockholders' Equity
              ------------------------------------


  Current Liabilities
   Accounts payable                                   1,153
   Accounts payable, related party                   50,000
                                                  -----------
    Total Current Liabilities                     $  51,153
                                                  -----------


Stockholders' Equity
  Preferred stock, $0.0001 par value,
   20,000,000 shares authorized,
   no shares issued and outstanding                     -
  Common stock, $0.0001 par value,
   100,000,000 shares authorized.
   5,548,750 shares issued and
   outstanding                                          555
  Additional paid-in capital                        242,571
  Deficit accumulated during development stage     (101,270)
  Less: Deferred Compensation                      (175,000)
                                                  -----------
  Total Stockholders' Deficiency                    (33,144)
                                                  -----------

  Total Liabilities and Stockholders' Deficiency  $  18,009
                                                  ===========


               See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                           Statements of Operations
                           ------------------------




                                                  For the Year    For the period from August 9, 2001
                                                    Ended                 (Inception) to July 31,
                                                 July 31, 2003        2002                   2003
                                                 --------------  --------------         --------------

Operating Expenses
 Compensation                                      $    22,000    $   24,000             $   46,000
 General and Administrative                                260           438                    698
 Professional Fees                                      44,572        10,000                 54,572
                                                  ------------   ------------           -----------
  Total Operating Expenses                              66,832        34,438                101,270
                                                  ------------   ------------           -----------

Net Loss                                           $   (66,832)   $  (34,438)            $ (101,270)
                                                  ============   ============           ===========


Net Loss Per Share - Basic and Diluted            $     (0.01)   $    (0.01)            $    (0.02)
                                                  ============   ============           ===========

Weighted average number of shares
 outstanding during the year -
 basic and diluted                                  5,461,175     5,265,067              5,371,795
                                                  ============   ============           ===========



               See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                Statements of Changes in Stockholders' Equity
       For the Period from August 9, 2001 (Inception) to July 31, 2003
       ---------------------------------------------------------------


                                        Common Stock       Additional
                                        ------------       Paid-in    Accumulated   Deferred
                                   Shares       Amount     Capital      Deficit    Compensation   Total
                                   ------       ------     -------      -------    ------------  -------
Common stock issued to founder    5,000,000    $   500   $   9,500    $       -    $       -       $   10,000

Common stock issued for cash        343,750         34       6,841            -            -            6,875

Contributed services                                        24,000            -            -           24,000

Net loss from August 9, 2001
(inception) to July 31, 2002              -          -           -      (34,438)           -          (34,438)
                                 -----------   --------  ----------    ---------- ------------     -----------

Balance, July 31, 2002            5,343,750        534      40,341      (34,438)           -            6,437

Common stock issued for cash        105,000         11       5,240            -            -            5,251

Shares issued for license           100,000         10         (10)           -            -                -

Contributed services                      -          -      22,000            -            -           22,000

Shares transferred to new
president by principal stockholder        -          -     175,000            -     (175,000)               -

Net loss, 2003                            -          -           -      (66,832)           -          (66,832)
                                 -----------   --------  ----------   ----------  ------------      ----------

Balance, July 31, 2003            5,548,750    $    555  $ 242,571    $(101,270)   $(175,000)       $ (33,144)
                                 ===========   ========  ==========   ==========  ============      ==========



      See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                           Statements of Cash Flows
                           ------------------------

                                                                        For the Year    For the period from August 9, 2001
                                                                           Ended                 (Inception) to July 31,
                                                                       July 31, 2003         2002               2003
                                                                       --------------    --------------   --------------

Cash flows from operating activities:
        Net loss                                                       $  (66,832)       $  (34,438)      $ (101,270)
        Adjustments to reconcile net loss to net cash
          provided by operating activities:
        Stock issued for services and expense reimbursement                   -              10,000           10,000
        Contributed services                                               22,000            24,000           46,000
        Changes in operating liabilities:
        Increase (decrease) in:
        Accounts payable                                                     1,153               -             1,153
        Accounts payable, related party                                     39,000               -            39,000
                                                                       -----------       -----------      -----------
        Net Cash Used in Operating Activities                              (4,679)            (438)           (5,117)
                                                                       -----------       -----------      -----------


Cash flows from Financing Activities:
        Proceeds from sale of common stock                                  5,251             6,875           12,126
                                                                       -----------       -----------      -----------
        Net Cash Provided by Financing Activities                           5,251             6,875           12,126
                                                                       -----------       -----------      -----------

        Net Increase in Cash and Cash Equivalents                      $      572        $    6,437            7,009

        Cash and Cash Equivalents at Beginning of Period                    6,437               -                -
                                                                       -----------       -----------      -----------
        Cash and Cash Equivalents at End of Period                     $    7,009        $    6,437       $    7,009
                                                                       ===========       ===========      ===========


Supplemental Schedule of Non-Cash Investing and Financing Activities
--------------------------------------------------------------------

At inception, the Company issued 5,000,000 common sthares to founder with a par value of $500, which was settled by forgiveness of accrued expense reimbursement of $10,000 (see Note 2)

From inception to July 31, 2003, the former and current President contributed services worth $46,000 (see Note 2).

In January 2003, the Company issued 100,000 shares of its common stock as consideration for entering into a license agreement (see Note 3).

In January 2003, a principal stockholder transferred 3,500,000 shares of common stock with a fair value of $175,000 (See Notes 2 and 4).


                     See accompanying notes to financial statements.







ADVANCED SPORTS TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2003
----------------------------------



NOTE 1	Significant Accounting Policies
---------------------------------------

(A) Organization and Nature of Business
---------------------------------------

Advanced Sports Technologies, Inc. (a development stage company)
(the "Company") was incorporated in Florida on August 9, 2001, and has elected a fiscal year end of July 31.

The Company plans to build a direct marketing company that develops and markets premium quality, premium priced, branded fitness or exercise equipment. The Company intends to market its products directly to consumers through a variety of direct marketing channels, including spot television commercials, infomercials, print media, direct response mailings, and the Internet.

Activities during the development stage include developing the corporate infrastructure, implementing the business plan, and raising capital.

(B) Use of Estimates
--------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash Equivalents
--------------------

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes
----------------

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(E) Net Loss Per Common Share
-----------------------------

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per common share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in

ADVANCED SPORTS TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2003
----------------------------------



the issuance of common stock that then shared in the earnings of the Company. At July 31, 2003, there were no common stock equivalents outstanding, which may dilute future earnings per share.

(F) Fair Value of Financial Instruments
---------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The Company has no short-term financial instruments.

(G) New Accounting Pronouncements
---------------------------------

Statement No. 148, "Accounting for Stock-Based Compensation - Transaction and Disclosure," amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, Statement 148 provides alternative methods of transaction for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require more prominent and disclosures in financial statements about the effects of stock-based compensation. The Statement also improved the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transaction guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 31, 2002. The Company adopted the disclosure provisions of Statement 148 for the year ended July 31, 2003, but will continue to use the method under APB 25 in accounting for stock options. The adoption of the disclosure of Statements 148 did not have a material impact on the Company's financial position, results of operation, or liquidity.

In May 2003, the FASB issued SFAS No. 149; "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133, Implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, results of operations, or liquidity.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all instruments entered into or modified after May 31, 2003, and otherwise is

ADVANCED SPORTS TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2003
----------------------------------


effective at the beginning of the interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations, or liquidity.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of the guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for the Company for financial statements beginning July 1, 2003. The adoption of FIN 45 did not have a material impact on the Company's financial position, results of operations, or liquidity.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consulting of Variable Interest Entities" ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 (ARB 51), "Financial Statements." ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interest in entities (referred to as "variable interest entities") that are not controllable through voting interests or in which the entity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effectively immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

NOTE 2	Related Party Transactions
----------------------------------

The Company's founder and principal stockholder paid for a subscription of 5,000,000 shares of common stock in 2001 with $10,000 in reimbursable expenses (see Note 4).

From inception to July 31, 2003, the Company's current and former president contributed services having a fair value of $46,000 (See
Note 4).

Accounts payable to a related party is payable to a principal stockholder and director. The balance owed at July 31, 2003 was $50,000.

In January 2003, a principal stockholder transferred 3,500,000 shares of common stock to the Company's new president having a fair value of $175,000 (See Note 4).

NOTE 3	License Agreement
-------------------------

On January 3, 2003 (the "Effective Date"), the Company executed a non-exclusive license agreement with Exerciting, LLC ("Exerciting," a related party.) The term is from the Effective Date until the last licensed patent has expired or abandonment of the last to be abandoned patent application, whichever is later. As consideration for entering into the agreement, the Company will

ADVANCED SPORTS TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2003
----------------------------------


pay royalties as discussed below and issue 100,000 shares of its common stock to the members of the licensor. This non-cash exchange was valued at the zero historical carryover basis of the contributing party (principals of Exerciting). In connection with the license agreement, the principals of Exerciting are brothers of the Company's President, and thus are considered related parties (see Note 4).

The licensing agreement gives the Company all rights associated with the Better Buns product, which is a portable gym. The Company also acquired the right to use all marketing material developed by Exerciting. The terms of the license agreement require the Company to achieve certain minimum sales figures on an annual basis or pay minimum royalty payments regardless of sales achieved. The Company agrees to pay royalties equal to eight percent of gross revenues received in any quarter to be payable within forty-five days of the end of each quarter. Beginning with fiscal quarter ending January 31, 2004 and each quarter thereafter the quarterly minimum royalty payable will be $50,000 to be paid within forty-five days after each quarter end.

If the Company does not pay the minimum royalty it is considered a material breach of the agreement, however the licensor's sole remedy is to terminate the agreement and underlying license.
Accordingly, the Company will recognize the minimum royalty expense as incurred over the contract term.

NOTE 4	Stockholders' Deficiency
--------------------------------

At inception, the Company issued 5,000,000 common shares with a par value of $500 to its founder, which was settled by forgiveness of an accrued expense reimbursement totaling $10,000 (see Note 2).

In 2002, the Company issued 343,750 common shares pursuant to a Rule 504 offering at $0.02 per share. The Company received proceeds of $6,875.

From inception to July 31, 2003, the Company's current and former president contributed services having a fair value of $46,000 (See
Note 2).

In 2003, the Company issued 105,000 common shares pursuant to a Rule 504 offering at $0.05 per share. The Company received proceeds of $5,250.

In January 2003, the Company issued 100,000 common shares as consideration for entering into a license agreement (see Note 3).

In January 2003, upon reliance on APB 25, a principal stockholder, in what is deemed to be an effective capital contribution to the Company, transferred 3,500,000 shares of common stock to the Company. Simultaneously, the Company effectively issued 3,500,000 shares of common stock to its new president in exchange for future services. The shares issued have a fair value based on the recent cash offering price of $0.05 per share for an aggregate $175,000. These shares owned by the president are not transferable and bear a substantial risk of forfeiture if services are not performed for the Company within two years from when the Company had issued the 3,500,000 shares. As a result, the Company has recorded deferred compensation with a corresponding credit to additional paid in capital for $175,000. Compensation will be recognized at the point in which services are performed. If services are not performed for the Company within two years, the 3,500,000 transferred shares revert to the principal stockholder (See Note 2).


NOTE 5	Income Taxes
--------------------

There was no income tax expense for the year ended July 31, 2003 or for the period from August 9, 2001 (inception) to July 31, 2002 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense
(benefit) for the year ended July 31, 2003 and for the period ended July 31, 2002, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

ADVANCED SPORTS TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2003
----------------------------------


                                               2003            2002
                                           ------------    ------------
Computed "expected" tax expense (benefit)   $ (22,723)      $ (11,709)
Change in valuation allowance                  22,723          11,709
                                             ----------      ----------
                                            $     -         $     -

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at July 31, 2003 and 2002 are as flows:

Deferred tax assets:                           2003            2002
                                           ------------    ------------
Net operating loss carryforward             $  34,432       $  11,709
                                             ----------      ----------
Total gross deferred tax assets                34,432          11,709
Less valuation allowance                      (34,432)        (11,709)
                                             ----------      ----------
Net deferred tax assets                     $     -         $     -

The Company has a net operating loss carryforward of approximately $101,270 available to offset future taxable income through 2023 which usage could be limited due to any potential future change in business or ownership.

The valuation allowance at July 31, 2003 was $11,709, the net change in the valuation allowance for the period ended July 31, 2003 was an increase of $22,723.

NOTE 6	GOING CONCERN
---------------------

As reflected in the accompanying financial statements, the Company has a net loss of $66,832 and net cash used in operations of $4,678 in 2003 and a working capital deficiency of $44,144, deficit accumulated during development stage of $101,270 and a stockholders' deficiency of $33,144 at July 31, 2003. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate additional revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan, and searching for other products to license or acquire for introduction. Management believes that the actions presently being taken to raise capital, implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)

                            Financial Statements

                             July 31, 2002

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)



                                   Contents
                                   --------

                                                          Page(s)

Independent Auditors' Report                               1


Balance Sheet                                              2


Statements of Operations                                   3


Statements of Changes in Stockholders' Equity              4


Statements of Cash Flows                                   5


Notes to Financial Statements                              6-10

                          Independent Auditors' Report
                          ----------------------------

To the Board of Directors of:
Advanced Sports Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Advanced Sports Technologies, Inc. (a development stage company) as of July 31, 2002 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from August 9, 2001 (inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Advanced Sports Technologies, Inc. (a development stage company) as of July 31, 2002, and the results of its operations and its cash flows for the period from August 9, 2001 (inception) to July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company's net loss of $34,438, a deficit accumulated during development stage at July 31, 2002 of $34,438, cash used in operations of $438, and its status as a development stage company with no revenues raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 16, 2003

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                                 Balance Sheet
                                 July 31, 2002
                                 -------------


                        Assets
                        ------





  Current assets:
  Cash                                            $   6,437
                                                  -----------
  Total current assets                            $   6,437
                                                  ===========


              Liabilities and Stockholders' Equity
              ------------------------------------

Total Liabilities                                 $     -
                                                  -----------


Stockholders' Equity
  Preferred stock, $0.0001 par value,
   20,000,000 shares authorized,
   no shares issued and outstanding                     -
  Common stock, $0.0001 par value,
   100,000,000 shares authorized.
   5,343,750 shares issued and
   outstanding                                          534
  Additional paid-in capital                         40,341
  Deficit accumulated during development stage      (34,438)
                                                  -----------
  Total Stockholders' Equity                          6,437
                                                  -----------

  Total Liabilities and Stockholders' Equity      $   6,437
                                                  ===========


               See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                           Statements of Operations
       For the Period from August 9, 2001 (Inception) to July 31, 2002
       ---------------------------------------------------------------




Operating Expenses
Compensation                                      $    24,000
General and Administrative                                438
Professional Fees                                      10,000
                                                  ------------
Total Operating Expenses                               34,438
                                                  ------------

Loss from Operations                                  (34,438)
                                                  ------------

Net Loss                                          $   (34,438)
                                                  ============


Net Loss Per Share - Basic and Diluted            $     (0.01)
                                                  ============

Weighted average number of shares
 outstanding during the year -
 basic and diluted                                  5,265,067
                                                  ============


               See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                Statements of Changes in Stockholders' Equity
       For the Period from August 9, 2001 (Inception) to July 31, 2002
       ---------------------------------------------------------------


                                        Common Stock       Additional
                                        ------------       Paid-in    Accumulated
                                   Shares       Amount     Capital      Deficit    Total
                                   ------       ------     -------      -------    -----
Common stock issued to founder    5,000,000    $   500   $   9,500    $      -   $   10,000

Common stock issued for cash        343,750         34       6,841           -        6,875

Contributed services                                        24,000

Net loss from August 9, 2001
(inception) to July 31, 2002              -          -           -     (34,438)     (34,438)
                                 -----------   --------  ----------   ---------- ------------

Balance, July 31, 2002            5,343,750        534      40,341     (34,438)       6,437
                                 ===========   ========  ==========   ========== ============



      See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                           Statements of Cash Flows
       For the Period from August 9, 2001 (Inception) to July 31, 2002
       ---------------------------------------------------------------


Cash flows from operating activities:
   Net loss                                                       $  (34,438)
   Adjustments to reconcile net loss to net cash
    provided by operating activities:
   Stock issued for expense reimbursement                             10,000
   Contributed services                                               24,000
                                                                  -----------
   Net Cash Used in Operating Activities                                (438)
                                                                  -----------

Cash flows from Financing Activities:
   Proceeds from sale of stock                                         6,875
                                                                  -----------
   Net Cash Provided by Financing Activities                           6,875
                                                                  -----------

   Net Decrease in Cash                                           $    6,437

   Cash at Beginning of Year                                             -
                                                                  -----------
   Cash at End of Year                                            $    6,437
                                                                  ===========


Supplemental Schedule of Non-Cash Investing and Financing Activities
--------------------------------------------------------------------

At inception, the Company issued 5,000,000 common sthares to founder with a par value of $500, which was settled by forgiveness of accrued expense reimbursement of $10,000 (See Notes 2 and 3).

From inception to July 31, 2002, the President contributed services worth $24,000 (See Notes 2 and 3).



                     See accompanying notes to financial statements.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              July 31, 2002
                              -------------


Note 1   Significant Accounting Policies
----------------------------------------
(A) Organization and Nature of Business

Advanced Sports Technologies, Inc. (a development stage company) (the "Company") was incorporated in Florida on August
9, 2001, and has elected a fiscal year end of July 31.

The Company plans to build a direct marketing company that develops and markets premium quality, premium priced, branded fitness or exercise equipment. The Company intends to market its products directly to consumers through a variety of direct marketing channels, including spot television commercials, infomercials, print media, direct response mailings and the Internet.

Activities during the development stage include developing the corporate infrastructure, implementing the business plan and raising capital.

(B) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

 (D) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(E) Net Loss Per Common Share

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss)

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              July 31, 2002
                              -------------

available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income (loss) per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At July 31, 2002, there were no common stock equivalents outstanding, which may dilute future earnings per share.

(F) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The Company has no short-term financial instruments.

(G) New Accounting Pronouncements


Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The implementation of SFAS 144 on August 1, 2002 is not expected to have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," ("SFAS 145") updates, clarifies, and simplifies existing accounting pronouncements. Statement No. 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement 44 is no longer necessary. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transactions that have similar economic effects.

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              July 31, 2002
                              -------------

This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS 145 on August 1, 2002 did not have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146") addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated-nullifying the guidance under EITF 94-3. Under SFAS 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, Statement 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The disclosure provisions of Statement 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement is not expected to have a material effect on the earnings or financial position of the Company.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              July 31, 2002
                              -------------


created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its balance sheet and results of operations.


Note 2   Related Party Transactions
-----------------------------------

The Company's founder and principal stockholder paid for a subscription to 5,000,000 shares of common stock in 2001 with $10,000 of reimbursable expense (See Note 3).

From inception to July 31, 2002, the President, who is the husband of the founder, contributed services worth $24,000 (See Note 3).

Note 3   Stockholders' Equity
-----------------------------

At inception, the Company issued 5,000,000 common shares with a par value of $500 to its founder, which was settled by forgiveness of an accrued expense reimbursement of $10,000 (See Note 2).

In 2002, the Company issued 343,750 common shares pursuant to a Rule 504 offering at $0.02 per share. The Company received cash of $6,875.

From inception to July 31, 2002, the President contributed services worth $24,000 (See Note 2).

Note 4   Income Taxes
---------------------

There was no income tax expense for the period from August 9, 2001(inception) to July 31, 2002 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense
(benefit) for the period ended July 31, 2002, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:


Computed "expected" tax expense (benefit)       $  (11,709)
Change in valuation allowance                       11,709
                                                 ----------
                                                $     -
                                                 ==========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at July 31, 2002 are as follows:

                      Advanced Sports Technologies, Inc.
                        (A Development Stage Company)
                        Notes to Financial Statements
                              July 31, 2002
                              -------------


Deferred tax assets:
Net operating loss carryforward                  $  11,709
                                                  ---------
Total gross deferred tax assets                     11,709
Less valuation allowance                           (11,709)
                                                  ---------
Net deferred tax assets                          $     -
                                                  =========

The Company has a net operating loss carryforward of approximately $34,000 available to offset future taxable income through 2022.

The valuation allowance at August 9, 2001 (inception) was $0, the net change in the valuation allowance for the period ended July 31, 2002 was an increase of $11,709.

Note 5   Going Concern
----------------------

As reflected in the accompanying financial statements, the Company has operating losses of $ 34,438, a deficit accumulated during the development stage of $ 34,438 at July 31, 2002, cash used in operations of $438 through July 31, 2002, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources, and service providers to implement its business plan, and searching for other products to license or acquire for introduction. Management believes that the actions presently being taken to raise capital, implement its business plan, and generate revenues provide the opportunity for the Company to continue as a going concern.

Note 6   Subsequent Events
--------------------------

On September 30, 2002, the Company appointed a new President who also holds the roles of Chief Financial Officer, Treasurer and Secretary.

On January 3, 2003, the Company executed a license agreement with Exerciting, LLC ("Exerciting"). As consideration for entering into the agreement, the Company issued 100,000 shares of its common stock having a fair value $5,000, based on the contemporaneous sale price of $0.05 per share, to the principal officers of Exerciting. The licensing agreement gives the Company all rights associated with the Better Buns product, which is a portable gym. The Company also acquired the exclusive right to use all marketing material developed by Exerciting. The terms of the license agreement require the Company to achieve certain minimum sales figures on an annual basis or pay minimum royalty payments regardless of sales achieved. The Company agrees to pay royalties equal to eight percent of gross revenues received in any quarter to be payable within forty-five days of the end of each quarter. Beginning with fiscal quarter ending January 31, 2004 and each quarter thereafter the quarterly minimum royalty payable will be $50,000 to be paid within forty-five days after each quarter end.

In connection with the license agreement above, the principals of Exerciting are brothers of the Company's new President, and thus are considered related parties.

In December 2002, the Company issued 105,000 common shares pursuant to a Rule 504 offering at $0.05 per share. The Company received cash of $5,250.

     No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Advanced Sports Technologies, Inc.
This prospectus does not constitute
an offer to sell or a solicitation
to an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.


Until _________ __, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                               Page
                               ----

Prospectus Summary............... 3       Advanced Sports Technologies, Inc.
The Offering..................... 4
Summary Financial Data........... 6
Risk Factors..................... 7
Forward Looking Statements.......13
Use of Proceeds..................14
Determination of Offering Price..16
Dividend Policy..................16
Dilution.........................17         3,548,750 SHARES
Management's Discussion and
Analysis........................ 18
Business ....................... 22
Management ..................... 29
Principal Shareholders.......... 31
Selling Shareholders............ 32
Description of Securities ...... 34            ----------
Certain Transactions............ 36            PROSPECTUS
Indemnification................. 37            ----------
Plan of Distribution............ 38
Legal Matters................... 40
Experts......................... 40
Where You Can Find More
Information......................41
Financial Statements
------------------------------------

     November 14, 2003

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

            ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

         ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee*                 $       72
Accounting fees and expenses          $    1,500
Legal                                 $   10,000
Miscellaneous*                        $    2,428


Total                                 $   14,000

* estimates

             ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Regulation D, Rule 504 of the Securities Act. None of the foregoing transactions involved a distribution or public offering.





Date            Name                   # of Shares         Total Price
----------------------------------------------------------------------
8/9/01          Meredith Dodrill     5,000,000                  *
9/10/01         Carol Dodrill           75,000                  $1,500
9/10/01         Gina Stelluti           15,000                  $300
9/10/01         Diane Sawchuk           15,000                  $300
9/10/01         Haley Stelluti          15,000                  $300
9/10/01         Ron Sawchuk             25,000                  $500
9/9/01          Terese Rosati            6,250                  $125
9/10/01         Lou Rosati               5,000                  $100
10/15/01	Phil Dee		12,500			$250
10/15/01	Sandra Dee		12,500			$250
10/19/01	Greg Stein		25,000			$500
10/19/01	Chris Sawchuk		12,500			$250
10/19/01	Kim Sawchuk		12,500			$250
10/17/01	Beverly Roberts		25,000			$500
10/31/01	Norm Hope		25,000			$500
11/21/01	David Graham		25,000			$500
12/17/01	Adam Runsdorf		25,000			$500
12/28/01        Todd Graham              6,250                  $125
12/28/01        Andrew Graham            6,250                  $125
12/31/02	Adam Palmer		10,000			$500
12/31/02        Jay Soffin               5,000                  $250
12/31/02        Edward Renzulli          5,000                  $250
12/31/02        Tristina Elmes           5,000                  $250
12/31/02        Brian Lipshy             5,000                  $250
12/31/02        William Gross            5,000                  $250
12/31/02        Greg Stein               5,000                  $250
12/31/02        Joseph Maguire           5,000                  $250
12/31/02        Paula Goldberg           5,000                  $250
12/31/02        Seth Ellis               5,000                  $250
12/31/02        Lisa Wendell             5,000                  $250
12/31/02        Allen Tate               5,000                  $250
12/31/02        Scott Berger             5,000                  $250
12/31/02        Dean Borg                5,000                  $250
12/31/02        Brad Shraiberg           5,000                  $250

12/31/02        Paul Schattner           5,000                  $250
12/31/02        Jeffrey Siegal           5,000                  $250
12/31/02        Michael Feldman          5,000                  $250
12/31/02        Ira Goldberg             5,000                  $250
12/31/02        Robert Listokin          5,000                  $250
1/06/03         Brad Olschansky         50,000                  **
1/06/03         Scott Olschansky        50,000                  **

* 	issued in exchange for payment of expenses totaling $10,000
** issued in connection with licensing agreement

                        ITEM 27. EXHIBITS

Exhibit Number		Description
--------------          -----------
3.1                     Articles of Incorporation of Advanced Sports
                        Technologies, Inc.

3.2                     Bylaws of Advanced Sports Technologies, Inc.

3.3 Specimen certificate of the Common Stock of Advanced Sports Technologies, Inc.

5.1 Opinion of Law Office of James G. Dodrill II, PA as to legality of securities being registered

10.1 Licensing Agreement between the company and Exerciting


10.2                    Amendment to Licensing Agreement


23.1                    Consent of Salberg & Company, PA

23.2                    Consent of James G. Dodrill II, PA (included in
                        Exhibit 5.1)

                         ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
              i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
             ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
            iii. Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton state of Florida, on November 14, 2003.

					ADVANCED SPORTS TECHNOLOGIES, INC.

                                By:       /s/ Curtis Olschansky
                                         ----------------------
                                          Curtis Olschansky
                                          Principal Executive Officer,
                                          President, Principal Financial
                                          Officer, Principal Accounting
                                          Officer and Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on November 14, 2003.

  /s/ Curtis Olschansky         Principal Executive Officer, President,
 ----------------------         Principal Financial Officer, Principal
      Curtis Olschansky         Accounting Officer and Director